Exhibit 99.1

Regency Energy Partners, GE Energy Financial Services and Alinda Capital
Partners Bolster Haynesville Pipeline Project in One of Country’s Fastest
Growing Natural Gas Fields
DALLAS, February 27, 2009 – Regency Energy Partners LP (Nasdaq: RGNC), Alinda Capital Partners LLC (“Alinda”) and an affiliate of GE Energy Financial Services announced today they are forming a joint venture to finance and construct Regency’s Haynesville Expansion Project, a North Louisiana pipeline that will transport gas from the Haynesville Shale, one of the fastest growing U.S. natural gas fields. Regency has already secured commitments from shippers for 84% of the pipeline’s capacity.
The initial 1.1 Bcf/d Haynesville Expansion Project will more than double Regency’s pipeline system in North Louisiana and is expected to be in-service by the end of 2009. Regency will continue to develop and operate the system through the new joint venture.
Regency will contribute to the joint venture its Regency Intrastate Gas System (“RIGS”) in North Louisiana, valued at $400 million, in exchange for a 38% general partnership interest in the joint venture. GE Energy Financial Services and Alinda Capital Partners LLC (“Alinda”), an independent private investment firm specializing in infrastructure investments, have agreed to contribute $126.5 million and $526.5 million in cash, to the joint venture in return for a 12% and a 50% general partnership interest, respectively. Regency will receive a cash payment equal to the total Haynesville Expansion Project capital expenditures paid through the closing date, subject to certain adjustments.
“By partnering with GE Energy Financial Services and Alinda, we have secured financing for the Haynesville Expansion Project under terms accretive to our unitholders,” said Byron Kelley, chairman, president and chief executive officer of Regency. “The positive liquidity created for Regency will allow us to maintain our current distribution level during construction.”
“This joint venture deleverages Regency’s balance sheet, providing us with sufficient liquidity to execute our business plan in 2009. Any capital markets activity would be completed when the financial conditions of the markets improve in order to further strengthen our financial position or to finance unidentified attractive growth projects. In addition, the joint venture provides a strong platform for further infrastructure development in one of the most attractive shale plays in the United States,” said Kelley.

As Regency’s general partner and a key player in the energy industry, GE Energy Financial Services, a unit of GE (NYSE: GE) partnered with Regency to raise new capital for the Haynesville Expansion Project despite difficult credit conditions.
“Creating a joint venture, providing additional capital and bringing in a sophisticated partner in Alinda, GE is supporting Regency’s growth and strengthening the project,” said Dan Castagnola, managing director at GE Energy Financial Services and a member of Regency’s Board of Directors. “In addition, this project will improve the overall energy security and independence of the United States by alleviating a transportation bottleneck experienced by many producers in the Haynesville area.”
“We are pleased to join this partnership with Regency and GE Energy Financial Services — two great leaders in the energy industry — and look forward to a long-term, mutually beneficial relationship,” said Chris Beale, managing partner of Alinda.
Regency expects to close the joint venture as promptly as practicable following the satisfaction of certain closing conditions but no later than April 30.
The parties will enter into an amended and restated general partnership agreement and a master services agreement, to define their rights, obligations and relationship. An affiliate of Regency will serve as the operator of the joint venture and an affiliate of Regency will provide all employees and services for the operation and management of the joint venture’s assets. The oversight of the business and affairs of the joint venture will be managed by a management committee consisting of four members. Each member of the management committee will have a vote equal to the sharing ratio of the partner who appointed the member.
In addition, Regency will offer the joint venture the first option to acquire or pursue natural gas transportation and storage opportunities Regency identifies in Northern Louisiana.
As a condition to the closing of the joint venture, Regency is amending its revolving credit facility. Regency is also entering into a $45 million unsecured revolving credit facility with GE, the proceeds of which may be used to pay for expenditures relating to the Haynesville Expansion Project made prior to the closing of the joint venture. Tudor, Pickering, Holt & Co. Securities, Inc acted as the financial advisor to the conflicts committee of Regency’s general partner.
The Haynesville Expansion Project consists of the construction of a 28-mile, 36” Bienville Loop, a 23-mile, 36” Elm Grove Pipeline and a 77-mile, 42” Winnsboro Loop. Regency expects to expand the pipeline’s interconnects with the Columbia Gulf, Texas Gas, Trunkline and ANR pipelines and expects to add 14,200 horsepower of compression at the Elm Grove and Haughton Stations. In addition, Regency expects to add 1.1 Bcf/d of capacity to the pipeline system.

About Regency Energy Partners
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
About Alinda Capital Partners LLC
Alinda Capital Partners LLC is one of the world’s largest investors in infrastructure through the Alinda Infrastructure Funds, which are unlisted institutional funds with over $5 billion in capital commitments. The Funds’ investors are predominantly pension funds for public sector and private sector workers and include some of the largest institutional investors in the world. Alinda has ownership interests in airports, roads, rail, gas distribution and transmission, water and wastewater, and other infrastructure assets that provide essential services to communities, governments and businesses. Alinda’s portfolio companies serve over 160 million customers annually. For more information, visit www.alinda.com.
About GE Energy Financial Services
GE Energy Financial Services’ experts invest globally with a long-term view, backed by the best of GE’s technical know-how and financial strength, across the capital spectrum in one of the world’s most capital-intensive industries, energy, to help their customers and GE grow. With $19 billion in assets, GE Energy Financial Services is based in Stamford, Connecticut. For more information, visit www.geenergyfinancialservices.com.
This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering, processing, transportation and contract compression businesses, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

Specifically, the success of Regency’s Haynesville Expansion Project is subject to the successful exploration and development of the Haynesville Shale, a new and emerging natural gas play. The results of producers’ exploratory drilling in new or emerging plays, such as the Haynesville Shale, are more uncertain than drilling results in areas that are developed and have established production.  Since the Haynesville Shale has limited production history, past drilling results in this area will be of limited help in predicting future drilling results in the area.  To the extent that producers in the area are unable to execute their exploratory drilling and development plans in this area, the return on Regency’s investment from this project may not be as attractive as originally anticipated.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACTS:
Investor Relations:

Shannon Ming
Vice President, Investor Relations & Communications
Regency Energy Partners
214-840-5467
shannon.ming@regencygas.com
Media Relations:

Emily Bruce
HCK2 Partners
972-716-0500 x21
emily.bruce@hck2.com
Chris Beale
Alinda Capital Partners LLC
212-838-6403
chris.beale@alinda.com
Andy Katell
GE Energy Financial Services
203-961-5773